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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CenterPoint Energy, Inc. (the "Company") on Form S-3 of our reports dated February 28, 2003, May 9, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1(b)(i) through (iv), and November 7, 2003 as to the "Certain Reclassifications and Other Items" described in Note 1 (b) (v) (which reports express an unqualified opinion and include explanatory paragraphs relating to the distribution of Reliant Resources, Inc. and the change in the Company's method of accounting for goodwill and certain intangible assets pursuant to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), appearing in the Company's Current Report on Form 8-K filed November 7, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP


Houston Texas
November 7, 2003